Exhibit 99.1

Company Contact:

Charles R. Daniel, III

Chief Financial Officer

(314) 621-0699

Final for Release

Investor Contacts:

ICR, Inc.

Allison Malkin/Jane Thorn Leeson

(203) 682-8225/(646) 277-1223

BAKERS FOOTWEAR ANNOUNCES APPROVAL TO TRANSFER LISTING TO
NASDAQ CAPITAL MARKET

ANNOUNCES RECEIPT OF NASDAQ STAFF DEFICIENCY LETTERS

ST. LOUIS, Mo. September 18, 2009 – Bakers Footwear Group, Inc. (Nasdaq: BKRS), a leading specialty retailer of moderately priced fashion footwear for young women, announced that on September 14, 2009, the Company voluntarily submitted a transfer application to transfer the listing of the Company’s common stock from The Nasdaq Global Market (Global Market) to The Nasdaq Capital Market (Capital Market). On September 17, 2009, the Company received a letter from the Nasdaq Stock Market (Nasdaq) stating that the transfer application has been approved and that on September 22, 2009, the Company’s common stock will commence trading on the Capital Market. The Capital Market is a continuous trading market that operates in the same manner as the Global Market and is part of the Nasdaq Stock Market. The Company’s stock symbol will continue to be “BKRS” on the Capital Market.

Furthermore, on September 15, 2009, the Company received Staff Deficiency letters from Nasdaq informing the Company that it did not meet two continuing listing requirements of the Global Market because in the previous 30 consecutive trading days (i) the Company’s common stock had not maintained a minimum market value of publicly held shares of $15,000,000 as required for continued inclusion by Marketplace Rules 5450(b)(2)(C) or 5450(b)(3)(C), and (ii) the closing bid price of the Company’s common stock has been below $1.00 as required for continued listing by Marketplace Rule 5450(a)(1). The Nasdaq letters have no immediate effect on the listing of the Company’s common stock. The September 17, 2009 acceptance letter also noted that the Company does not currently meet the minimum bid price of $1.00 under Marketplace Rule 5550(a)(2), as will be required immediately upon transfer to the Capital Market.

The $1.00 bid price requirement applies to both the Global Market and the Capital Market. Under Nasdaq Marketplace Rule 5810(c)(3)(A) and as noted in both the related deficiency letter and the transfer approval letter, the Company will have 180 calendar days, or until March 15, 2010, to regain compliance with the $1.00 minimum bid price standard. Compliance will be regained if the bid price of the Company’s common stock closes at $1.00 or more for a minimum of ten consecutive trading days during this period. If compliance with this rule cannot be demonstrated by March 15, 2010, the Nasdaq staff will provide written notification that the Company’s securities are subject to delisting from the Capital Market. At that time, the Company may appeal the staff’s determination to a Nasdaq Listing Qualifications Panel.

On September 22, 2009, once the transfer is complete, the Company will no longer be out of compliance with the minimum market value of publicly held shares requirement.

The Company will transfer its listing from the Global Market to the Capital Market and monitor the bid price and market value of its common stock and its ability to comply with the rules and will consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with the standards above within the applicable grace periods.

About Bakers Footwear Group, Inc.

Bakers Footwear Group, Inc. is a national, mall-based, specialty retailer of distinctive footwear and accessories for young women. The Company’s merchandise includes private label and national brand dress, casual and sport shoes, boots, sandals and accessories. The Company currently operates 240 stores nationwide. Bakers’ stores focus on women between the ages of 16 and 35. Wild Pair stores offer fashion-forward footwear to both women and men between the ages of 17 and 29.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF SECTION 27(A) OF THE SECURITIES ACT OF 1933 AND SECTION 21(E) OF THE SECURITIES EXCHANGE ACT OF 1934). BAKERS FOOTWEAR HAS NO DUTY TO UPDATE SUCH STATEMENTS. ACTUAL FUTURE EVENTS AND CIRCUMSTANCES COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN THIS STATEMENT DUE TO VARIOUS FACTORS. FACTORS THAT COULD CAUSE THESE CONDITIONS NOT TO BE SATISFIED INCLUDE INABILITY TO SATISFY DEBT COVENANTS, MATERIAL DECLINES IN SALES TRENDS AND LIQUIDITY, MATERIAL CHANGES IN CAPITAL MARKET CONDITIONS OR IN BAKERS FOOTWEAR’S BUSINESS, PROSPECTS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION, INABILITY TO COMPLY WITH NASDAQ LISTING REQUIREMENTS AND OTHER RISKS AND UNCERTAINTIES, INCLUDING THOSE DETAILED IN BAKERS FOOTWEAR’S MOST RECENT ANNUAL REPORT ON FORM 10-K AND OUR MOST RECENT QUARTERLY REPORTS ON FORM 10-Q, INCLUDING THOSE DISCUSSED IN “RISK FACTORS,” IN “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS” AND IN NOTE 2 TO THE FINANCIAL STATEMENTS IN THESE REPORTS, AND IN BAKERS FOOTWEAR’S OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.